Exhibit 10.1

NORTHWEST NATURAL HOLDING COMPANY

LONG TERM INCENTIVE PLAN

(as amended as of October 1, 2018)

1.    Purpose. The purpose of this Long Term Incentive Plan (the “Plan”) is to enable Northwest Natural Holding Company (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company or of any subsidiary of the Company. The Plan was originally adopted by Northwest Natural Gas Company (“Northwest Natural”). Effective October 1, 2018, Northwest Natural became a wholly owned subsidiary of the Company and holders of Northwest Natural common stock became holders of Company common stock (“Common Stock”), and in connection with that transaction the Plan has been adopted and assumed by the Company and outstanding awards under the Plan have been assumed by the Company.

2.    Shares Subject to the Plan. Subject to adjustment as provided below and in Section 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be awarded under the Plan, including all shares of Northwest Natural common stock awarded under the Plan prior to its assumption by the Company, shall not exceed 1,100,000 shares. The shares awarded under the Plan may be authorized and unissued shares, reacquired shares or shares purchased on the open market for delivery to participants. If an option, Stock Award or Performance-based Award granted under the Plan expires, terminates or is cancelled, the shares subject to such option, Stock Award or Performance-based Award shall again be available under the Plan. If any shares delivered pursuant to a Stock Award or Performance-based Award under the Plan are forfeited to the Company, the number of shares forfeited shall again be available under the Plan.

3.    Duration of Plan. The Plan shall continue in effect until all shares available for award under the Plan have been delivered to participants and all restrictions on such shares have lapsed; provided, however, that no awards shall be made under the Plan on or after the later of May 25, 2027 or the 10th anniversary of the last action after October 1, 2018 by the shareholders of the Company approving or re-approving the Plan. The Board of Directors may suspend or terminate the Plan at any time except with respect to awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding awards or the forfeitability of shares awarded under the Plan.

4.    Administration.

(a)    Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

(b)    Committee. The Board of Directors may delegate to a committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 10.

(c)    No Dividends on Unvested Awards. No award granted under the Plan shall provide for the payment of dividends on shares subject to the award before the shares have Vested; provided, however, that dividends accumulated between the grant date of an award and the Vesting date on shares that become Vested under the award may be paid to the recipient at or after the time the shares become Vested. “Vested” means that shares have been delivered to the recipient and are no longer subject to a substantial risk of forfeiture (as defined in regulations under Section 83 of the Internal Revenue Code of 1986, as amended (“IRC”).

(d)    Minimum Service Period. No award granted under the Plan on or after January 1, 2017 shall become Vested if the recipient does not remain in the service of the Company until the first anniversary of the date of grant, unless the recipient’s service is terminated as a result of the recipient’s death or physical disability (within the meaning of Section 22(e)(3) of the IRC), or such earlier Vesting occurs as a result of a Change in Control of the Company; provided, however, that the foregoing prohibition shall not apply to five percent of the sum of the number of shares available for awards under the Plan on January 1, 2017 plus the number of additional shares that thereafter become available.

(e)    Change in Control Vesting. No award granted under the Plan on or after January 1, 2017 shall provide for any excuse from satisfaction of the continued service conditions of the award as a result of a Change in Control of the Company, except that an award agreement may excuse the recipient from the continued service obligation if:

(i)    the recipient’s employment is terminated by the employer without cause or by the recipient for good reason in connection with the Change in Control under terms specified in the award agreement; or

(ii)    the award is not converted into an award for stock of the surviving or acquiring corporation in the Change in Control transaction under terms specified in the award agreement.

(f)    Change in Control Definition. For purposes of the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(i)    The consummation of:

(1)    any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger;

(2)    any consolidation, merger, plan of share exchange or other transaction involving NW Natural as a result of which the Company does not continue to hold, directly or indirectly. at least 50% of the outstanding securities of NW Natural ordinarily having the right to vote for the election of directors; or

(3)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or NW Natural;

(ii)    At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

(iii)    Any person (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

5.    Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Stock Awards, including restricted stock and restricted stock units, as provided in Section 6; (ii) grant stock options as provided in Section 7; and (iii) grant Performance-based Awards as provided in Section 8. An award may be made to any employee, officer or director of the Company or any subsidiary of the Company, except that no stock option or Performance-based Award may be granted to any director who is not also an employee of the Company. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

6.    Stock Awards, including Restricted Stock and Restricted Stock Units. The Board of Directors may grant shares as stock awards under the Plan (“Stock Awards”). No director of the Company who is not also an employee of the Company may be granted Stock Awards in any fiscal year for more than $300,000 in fair market value (as defined in Section 7(c)) of Common Stock. Stock Awards shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. Stock Awards subject to restrictions may be either restricted stock awards under which shares are delivered immediately upon grant subject to forfeiture if vesting conditions are not satisfied, or restricted stock unit awards under which shares are not delivered until after vesting conditions are satisfied. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a Stock Award to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required tax withholding obligation. Upon the delivery of shares under a Stock Award, the number of shares reserved for award under the Plan shall be reduced by the number of shares delivered, less the number of shares withheld or delivered to satisfy tax withholding obligations; provided, however, that effective for shares delivered on and after January 1, 2017, the adjustment for shares withheld or delivered to satisfy tax withholding obligations shall no longer apply.

7.    Stock Options.

(a)    Option Grants. Options granted under the Plan may be Incentive Stock Options as defined in Section 422 of the IRC, or Non-Statutory Stock Options. A Non-Statutory Stock Option means an option other than an Incentive Stock Option. The Board of Directors has the sole discretion to determine which options shall be Incentive Stock Options and which options shall be Non-Statutory Stock Options, and, at the time of grant, it shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. In the case of Incentive Stock Options, all terms shall be consistent with the requirements of the IRC and applicable regulations. No Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

(b)    Limitation on Amount of Grants. No employee may be granted options under the Plan for more than 200,000 shares of Common Stock in any fiscal year.

(c)    Option Price. The option price per share under each option granted under the Plan shall be determined by the Board of Directors, but the option price for an Incentive Stock Option and a Non-Statutory Stock Option shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted. Except as otherwise expressly provided, for purposes of the Plan, the fair market value shall be deemed to be the closing sales price for the Common Stock as reported by the New York Stock Exchange and published in the Wall Street Journal for the date of grant, or such other fair market value of the Common Stock as determined by the Board of Directors of the Company.

(d)    Duration of Options. Each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted and no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years plus seven days from the date it is granted.

(e)    Nonassignability. Except as otherwise provided by the Board of Directors, each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and each option by its terms shall be exercisable during the optionee’s lifetime only by the optionee.

(f)    Option Agreements. The Board of Directors shall determine the employees to whom options shall be granted and the number of shares, option price, the period of each option, the time or times at which options may be exercised, and any other term of the grant, all of which shall be set forth in an option agreement between the Company and the optionee.

(g)    Effect on Shares Available. Upon the exercise of an option, the number of shares available for issuance under the Plan shall be reduced by the number of shares for which the option was exercised, without any adjustment for shares surrendered in payment of the option price or surrendered or withheld to satisfy tax withholding requirements.

(h)    No Repricing. Except for actions approved by the shareholders of the Company or adjustments made pursuant to Section 9, the option price for an outstanding option granted under the Plan may not be decreased after the date of grant nor may the Company grant a new option or pay any cash or other consideration (including another award under the Plan) in exchange for any outstanding option granted under the Plan at a time when the option price of the outstanding option exceeds the fair market value of the shares covered by the option.

8.    Performance-based Awards. The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the IRC and the regulations thereunder (“Performance-based Awards”). Performance-based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

(a)    Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the “Award Period”).

(b)    Performance Goals and Payment. The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 8(d)). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be delivered to the participant at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

(c)    Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

(d)    Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 50,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $1,000,000.

(e)    Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required tax withholding obligation.

(f)    Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for award under the Plan. The number of shares of Common Stock reserved for award under the Plan shall be reduced by the number of shares delivered to the participant upon payment of an award, less the number of shares delivered or withheld to satisfy tax withholding obligations; provided, however, that effective for shares delivered on and after January 1, 2017, the adjustment for shares withheld or delivered to satisfy tax withholding obligations shall no longer apply.

9.    Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares subject to outstanding awards, and in the exercise price of outstanding options, so that the recipient’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the award of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

10.    Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Section 9, however, no change in an award already granted shall be made without the written consent of the holder of such award.

11.    Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

12.    Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to decrease such employee’s compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

13.    Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date the recipient becomes the holder of record.